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                                                                   EXHIBIT 99.13


                              CISCO SYSTEMS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                                   HYNEX LTD.
                       2000 KEY EMPLOYEE STOCK OPTION PLAN

OPTIONEE: <<NAME>>,

     STOCK OPTION ASSUMPTION AGREEMENT effective as of the 19th day of September, 2000 by Cisco Systems, Inc., a California corporation ("Cisco").

     WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of HyNEX Ltd., an Israeli corporation ("HyNEX"), which were granted to Optionee under the 2000 Key Employee Stock Option Plan (the "Plan").

     WHEREAS, each outstanding HyNEX Option is evidenced by a Stock Option Agreement (the "Option Agreement"), with any shares purchased under such options to be subject to the terms and conditions of such agreement.

     WHEREAS, HyNEX has been acquired by Cisco through the purchase by Cisco of the assets, of HyNEX (the "Acquisition") pursuant to the Asset Purchase Agreement, by and between Cisco, Elbit Ltd. and HyNEX (the "Acquisition Agreement").

     WHEREAS, the provisions of the Acquisition Agreement require Cisco to assume all obligations of HyNEX under all outstanding options under the Plan at the consummation of the Acquisition and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

     WHEREAS, the provisions of the Acquisition Agreement require Cisco to comply with the Israeli tax rules in connection with the assumption of all outstanding options under the Plan at the consummation of the Acquisition and to comply with the Israeli tax rules with regard to the procedures for the exercise of such outstanding options.

     WHEREAS, pursuant to the provisions of the Acquisition Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Acquisition is 0.268940 of a share of Cisco common stock ("Cisco Stock") for each outstanding ordinary share of HyNEX ("HyNEX Stock").

     WHEREAS, the purpose of this Agreement is to evidence the assumption by Cisco of the outstanding options held by Optionee at the time of the consummation of the Acquisition (the "Effective Time") and to reflect certain adjustments to Optionee's outstanding options which have become necessary in connection with their assumption by Cisco.


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     NOW, THEREFORE, it is hereby agreed as follows:

     1. The number of shares of HyNEX Stock subject to the options held by Optionee immediately prior to the Effective Time (the "HyNEX Options") and the exercise price payable per share are set forth below. Cisco hereby assumes, as of the Effective Time, all the duties and obligations of HyNEX under each of the HyNEX Options. In connection with such assumption, the number of shares of Cisco Stock purchasable under each HyNEX Option hereby assumed and the exercise price payable thereunder (as converted into U.S. Dollars, when applicable) have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Cisco Stock subject to each HyNEX Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Cisco Stock under the assumed HyNEX Option shall also be as indicated for that option below.

-------------------------------------------------------------------------------------------------------------
               HYNEX STOCK OPTIONS                                       CISCO ASSUMED OPTIONS
-------------------------------------------------------------------------------------------------------------
 # of Shares of                 Exercise Price               # of Shares of           Adjusted Exercise Price
HyNEX Common Stock                 per Share                Cisco Common Stock                per Share
-------------------------------------------------------------------------------------------------------------
<<HyNEX_Options>>             US$<<HyNEX_Price>>             <<Cisco_Options>>           US$<<Cisco_Price>>

     2. The intent of the foregoing adjustments to each assumed HyNEX Option is to assure that the spread between the aggregate fair market value of the shares of Cisco Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Acquisition, be not greater than the spread which existed, immediately prior to the Acquisition, between the then aggregate fair market value of the HyNEX Stock subject to the HyNEX Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Acquisition, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the HyNEX Option immediately prior to the Acquisition.

     3. The following provisions shall govern each HyNEX Option hereby assumed by Cisco:

          (a) Unless the context otherwise requires, all references in each Option Agreement and in the Plan (i) to the "Company" shall mean Cisco,
     (ii) to "Company Stock" shall mean shares of Cisco Stock and (iii) to "Option" shall refer to the option to purchase shares of Cisco Stock.

          (b) The grant date and the expiration date of each assumed HyNEX Option and all other provisions which govern either the exercise or the termination of the assumed HyNEX Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Optionee's rights to purchase Cisco Stock under the assumed HyNEX Option.


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          (c)  Pursuant to the terms of the Option Agreement, forty three thousand seven hundred fifty (43,750) of your HyNEX options assumed by Cisco in connection with the transaction vested in full on an accelerated basis upon the consummation of the Acquisition. Each HyNEX Option was assumed by Cisco as of the Effective Time. The remaining unvested shares subject to your HyNEX option did not vest on an accelerated basis upon the consummation of the Acquisition. Each such assumed and unaccelerated portion of your HyNEX Option shall continue to vest for any remaining unvested shares of Cisco Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment has been adjusted to reflect the Exchange Ratio.

          (d) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee of HyNEX, Optionee shall be deemed to continue in such status as an employee for so long as Optionee renders services as an employee to Cisco or any present or future Cisco subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed HyNEX Options shall hereafter be applied on the basis of Optionee's cessation of employee status with Cisco and its subsidiaries, and each assumed HyNEX Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee of Cisco and its subsidiaries.

          (e) In accordance with the Israeli tax rules, your outstanding options will be held by Investec Clali - Trust Company Ltd., an Israeli company whose address is 29 Yavne Street, Tel Aviv, Israel (the "Trustee") and each assumed HyNEX Option shall only be exercisable according to the terms set forth by the Trustee.

          (f) The adjusted exercise price payable for the Cisco Stock subject to each assumed HyNEX Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option and approved by the Trustee.




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     4.   Except to the extent specifically modified by this Option Assumption
Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Acquisition shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

     IN WITNESS WHEREOF, Cisco Systems, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 19th day of September, 2000.

                                      CISCO SYSTEMS, INC.

                                      By: /s/ Larry R. Carter
                                          ----------------------------------
                                          Larry R. Carter
                                          Corporate Secretary

                                 ACKNOWLEDGMENT

     The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her HyNEX Options hereby assumed by Cisco are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                      __________________________________________
                                      <<NAME>>, OPTIONEE

DATED: __________________, 2000




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